Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of TechPrecision Corporation on Form S-1 (File No. 333-291711, 333-279091 and 333-262063) and Form S-8 (File No. 333-215028, 333-214541, 333-177315, and 333-148152) of our report dated June 25, 2026, with respect to the consolidated financial statements of TechPrecision Corporation (the “Company”) included in this Annual Report on Form 10-K for the years ended March 31, 2026 and 2025.

/s/ CBIZ CPAs P.C.

Philadelphia, Pennsylvania

June 25, 2026